Exhibit 99.1

NuLife Announces Merger Agreement with Two Louisiana Electronic Security Firms

NEWPORT BEACH, Calif., Aug. 09, 2018 (GLOBE NEWSWIRE) -- NuLife Sciences, Inc. (OTCQB: “NULF”) announced today that it has entered into a definitive merger agreement to acquire LJR Security Services, Inc. (“LJR”) and Gulf West Security Network, Inc. (“Gulf West”), a wholly-owned subsidiary of LJR.

Pursuant to the merger agreement, a wholly-owned subsidiary of NuLife Sciences, Inc. (“the Company” or “NuLife”) will merge with and into LJR.  Consideration will be in the form of NuLife stock and the assumption of LJR corporate debt. A Form 8-K will be filed with the U.S. Securities & Exchange Commission (SEC) outlining full details of the Agreement.
LJR and Gulf West are active in the engineering, design, installation, remote monitoring and after-market servicing of electronic intrusion alert and fire detection systems for homes and businesses (“the alarm industry”).

Both LJR and Gulf West are based in Lafayette, LA, and are owned by Louis J. Resweber, a long-time veteran of the alarm industry, who has also previously served as a Corporate Officer, Board Member and Executive Consultant to a number of NYSE and NASDAQ-listed public companies over the past 35 years.

“Following extensive deliberation, and after conducting wide-ranging research on a variety of industries, the Board of NuLife made the fiduciary decision to supplement our current lines of business with an expansion into the electronic security industry,” said Sean Clarke, Chairman of NuLife.  “We decided upon this specific transaction as a means of generating immediate revenue and cash flow through the acquisition of operating security and fire alarm companies.  We view the acquisitions of LJR and Gulf West as the first steps in a long-term plan to actively participate in the ongoing growth and development of the domestic alarm industry.”
“We expect to close this transaction within the next sixty (60) days, following the merger of LJR and Gulf West, and pending the completion of a third-party audit of the combined LJR and Gulf West,” Clarke said.

According to IBIS World, life safety is a rapidly-growing and highly-fragmented industry comprised of more than 14,000 individual enterprises (including many small “mom-and-pop” businesses) across the United States which are collectively generating over $22 billion in annualized revenues. These enterprises are simultaneously experiencing both expansion through new business starts as well as increasing consolidation via mergers and acquisitions.

Added Clarke, “We are thrilled to add LJR and Gulf West to our group; and we are ecstatic to welcome Lou Resweber to organization; as he is a gentleman of the highest caliber, with a demonstrated track record of success.”

“Lou has exemplified the highest level of character and integrity throughout his career, and I am pleased that he will spearhead our efforts to reposition NuLife as an emerging leader in electronic security,” Luke said.  “We are anxious to tap into Lou’s experience in corporate restructuring; his expertise in corporate finance, his aptitude for cost analysis, and his demonstrated ability to implement new processes, increase efficiencies, and improve bottom lines.”

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About Louis J. Resweber:

Prior to building LJR and Gulf West, Mr. Resweber was Chairman, President & CEO of Pelican Security Network, which he founded as a ‘start-up’ enterprise and grew into the one of the nation’s fifty (50) largest providers of alarm services in terms of customers served.  In the process, Mr. Resweber completed more than a dozen successful mergers and acquisitions, and Pelican ultimately served more than twenty thousand (20,000) residential, commercial and industrial alarm customers across a seven-state region.

Previously, Mr. Resweber served as a Corporate Officer, Board Member and / or Executive Consultant to a number NYSE and NASDAQ-listed companies. As Chairman of Westmark Group; he completed the reorganization of this regional lender into a nationwide financial concern.  As President and CEO of Network Acquisition, he spearheaded a series of seventeen (17) mergers and acquisitions.  And as Senior Vice President of United Companies, he developed a capitalization plan that pushed UC’s stock price from $16 to $132 per share, making it the top growth stock in the U.S. at that time.

Beginning in the energy sector, he is a former Vice President of Arkla Exploration; Vice President of NorAm Energy(now NRG Reliant); Vice President of Entex Gas; and Manager of Celeron Oil & Gas (now Plains All American); which merged with Goodyear to build the nation's longest pipeline, twice as long as the Alaskan Pipeline.  For more information on Lou Resweber, please visit:  https://www.linkedin.com/in/lou-resweber-0a145015/.

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About NuLife Sciences, Inc.:

NuLife Sciences, Inc. is a biomedical and technology (development stage) firm focused on the development of innovative and life-saving organ transplant research; and also, on the development of on-line websites related to the employment market.  The Company seeks to acquire and / or merge with other technology companies, with a focus on saving and enhancing lives. For more information on the Company, please visit:  www.nulifesciences.us.

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About LJR Security Services, Inc.:

LJR Security Services, Inc. provides engineering, design, sales, installation, service, inspection and remote electronic monitoring services for electronic security systems to residential, commercial, industrial and institutional customers located primarily in Lafayette, Baton Rouge and New Orleans, the three largest metro markets in the State of Louisiana.  LJR Security is privately owned.  For more information on LJR, please visit:  www.ljrsecurity.com.

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About Gulf West Security Network, Inc.:

Gulf West Security Network, Inc. is actively engaged in development and expansion of its proprietary coalition of independently-branded life safety and property protection providers, fire alert and suppression system installers, electronic remote monitoring and video surveillance specialists, smart home designers, systems integrators, structured wiring professionals and electrical contractors.  Gulf West is a privately and wholly-owned subsidiary of LJR Security Services, Inc.   For more information on Gulf West Security Network, please visit:  www.gulfwestsecurity.com.

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Safe Harbor Disclosure:

This News Release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company's, LJR’s and Gulf West’s control. The Company's actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this News Release. All statements, other than statements of historical facts, included in this News Release regarding the consummation of the proposed Merger, the timing of the same, the actual performance, timing and commercial viability of therapies under development, as well as statements regarding growth strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this News Release, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this News Release. The Company undertakes no obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations suggested by the forward-looking statements included in this News Release are reasonable, including the Merger, and the time currently expected to close the Merger, the Company cannot assure potential investors that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause its actual results to differ materially from its expectations under "Risk Factors" in its most recent Annual Report on Form 10-K for the Fiscal Year-Ended September 30, 2017, and elsewhere in this News Release. These cautionary statements qualify all forward-looking statements attributable to the Company or to persons acting on its behalf.  For additional information regarding the Merger and the Merger Agreement, please see the Company’s Current Report on Form 8-K, to be filed with the U.S. Securities & Exchange Commission (the “SEC”) substantially simultaneously with the date of the release of this News Release, and for additional information regarding the Company, please see the filings made by the Company with the SEC available on the SEC’s website at www.sec.gov.

Contact:	Contact:
on behalf of NuLife Sciences, Inc.:	on behalf of Gulf West / LJR Security Services, Inc.
Ted Haberfield	Lou Resweber
cell: (858) 204-5055	cell: (225) 413-6392
direct: (760) 755-2716	direct: (337) 210-8790
e-mail: thaberfield@mzgroup.us	e-mail: lou.resweber@gulfwestsecurity.com
web-site(s): www.ljrsecurity.com / www.gulfwestsecurity.com